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Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Sun Television and Appliances, Inc. on Form S-8 (File Nos. 33-44932 and 33-82744) of our report dated May 5, 1997 on our audits of the financial statements of Sun Television and Appliances, Inc. as of March 1, 1997 and March 2, 1996 and for the years ended March 1, 1997, March 2, 1996 and February 28, 1995, which report is included in this Annual Report on Form 10-K.

We also consent to the incorporation by reference in the registration statement of Sun Television and Appliances, Inc. on Form S-8 (File Nos. 33-44932 and 33-82744) of our report dated May 5, 1997 on our audits of the financial statement schedule of Sun Television and Appliances, Inc. for the years ended March 1, 1997, March 2, 1996 and February 28, 1995, which report is included in this Annual Report on Form 10-K.

                                                    /s/ COOPERS & LYBRAND L.L.P.

Columbus, Ohio
May 28, 1997